UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2022

OneWater Marine Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39213	83-4330138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Lanier Islands Parkway Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (678) 541-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common stock, par value $0.01 per share	ONEW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 21, 2022, the Board of Directors (the “Board”) of OneWater Marine Inc., a Delaware corporation (the “Company”), voted to expand the size of the Board from nine to ten members, effective as of April 1, 2022.

Appointment of Greg A. Shell, Sr.

On March 21, 2022, the Board appointed Greg A. Shell, Sr. to the Board as a director, effective as of April 1, 2022, with a term expiring at the 2023 annual meeting of stockholders or until his successor is elected and qualified, or, if earlier, until his death, disability, resignation, disqualification, or removal from the Board. Based upon information requested from and provided by Mr. Shell concerning his background, employment and affiliations, including family relationships, the Board determined that Mr. Shell does not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that Mr. Shell is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements of the Nasdaq Stock Market. There are no transactions in which Mr. Shell has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Shell and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Shell and any other persons pursuant to which he was appointed as a director of the Company.

Mr. Shell has been appointed as a member of the Compensation Committee, effective as of April 1, 2022. Mr. Shell will receive the standard non-employee director compensation for his service as a director. For the current fiscal year, Mr. Shell will receive an award of restricted stock units with a value equal to approximately $37,500, which amount represents the prorated value of a $75,000 annual director award reduced to reflect the service period from the date of his effective appointment to the Board through September 30, 2022. In connection with his appointment, the Company and Mr. Shell will enter into the Company’s standard form of indemnification agreement.

For a full description of the compensation program for the Company’s non-employee directors, please see the Company’s Definitive Proxy Statement filed on January 12, 2022.

Greg A. Shell, Sr. has served as Managing Director of Bain Capital since 2016, coleading the Double Impact Fund, Bain Capital’s private equity fund focused on social impact. Prior to joining Bain Capital, Mr. Shell was a Portfolio Manager at Grantham, Mayo, Van Otterloo (“GMO”), a global investment management firm. Prior to that, he was a Senior Equity Analyst in the Global Equity Research group at Columbia Management Group, a global investment management firm. Mr. Shell has also served the board of Eastern Bank Corporation since 2018. Mr. Shell has served on the New England Advisory Committee of the Federal Reserve Bank of Boston, and as a Director at Harvard Pilgrim Health Care, Fiduciary Trust, Massachusetts General Hospital and the Boston Foundation. Mr. Shell earned his MBA from Harvard Business School and received a B.S. from the Massachusetts Institute of Technology.

Item 7.01	Regulation FD Disclosure.

On March 23, 2022, the Company issued a press release announcing the appointment of Mr. Shell to the Board as a director. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1*	Press Release issued by OneWater Marine Inc., dated March 23, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*          Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEWATER MARINE INC.

	By:	/s/ Jack Ezzell
Name: Jack Ezzell
Title: Chief Financial Officer

Dated: March 23, 2022